UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2019

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number

1-9894	ALLIANT ENERGY CORPORATION (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608)458-3311	39-1380265

1-4117	INTERSTATE POWER AND LIGHT COMPANY (an Iowa corporation) Alliant Energy Tower Cedar Rapids, Iowa 52401 Telephone (319)786-4411	42-0331370

0-337	WISCONSIN POWER AND LIGHT COMPANY (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608)458-3311	39-0714890

(Former name or former address, if changed since last report.)

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2019, Patricia L. Kampling notified the Board of Directors that she will retire as Chief Executive Officer of Alliant Energy Corporation (“Alliant Energy”), and as a Director of Alliant Energy, Interstate Power and Light Company (“IPL”), and Wisconsin Power and Light Company (“WPL,” and together with Alliant Energy and IPL, the “Company”), in each case effective as of July 1, 2019. Ms. Kampling has been Chief Executive Officer of Alliant Energy since 2012.

On February 13, 2019, the Board of Directors of the Company appointed John O. Larsen as President and Chief Executive Officer of Alliant Energy, effective as of July 1, 2019. Mr. Larsen, 55, currently serves as Chief Executive Officer of IPL and WPL and will remain in those positions. Mr. Larsen has been the President and Chief Operating Officer of Alliant Energy since January 2019. Mr. Larsen previously served as President of Alliant Energy since January 2018, Senior Vice President of Alliant Energy from 2014 to 2017, Senior Vice President of IPL from 2014 to 2018, and as Senior Vice President-Generation of Alliant Energy and IPL from 2010 to 2014. Mr. Larsen served as President of WPL from 2010 to 2018. Mr. Larsen joined the Company in 1988 as an engineer and held engineering, energy delivery and generation roles of increasing importance with the Company. Mr. Larsen has held leadership roles in the Company related to strategic planning, technology, development, generation construction, economic development, customer service and account management in his recent roles at the Company. His appointment to Chief Executive Officer is consistent with the Company’s succession plan.

In connection with Mr. Larsen becoming Chief Executive Officer, effective as of July 1, 2019, his base salary will increase to $900,000, his target percentage under the Company’s 2019 Executive Performance Pay Plan will increase to 100% of base salary, and his long-term incentive target percentage for awards made in 2019 will increase to 300% of his base salary. No other changes were made to Mr. Larsen’s compensation arrangements, and the Company and Mr. Larsen did not enter into an employment agreement.

Also on February 13, 2019, Mr. Larsen was appointed as a member of the Board of Directors of each of Alliant Energy, IPL and WPL effective as of February 13, 2019. Mr. Larsen will stand for election at the Alliant Energy 2019 Annual Meeting of Shareowners as a nominee for director to serve until the Company’s 2022 Annual Meeting of Shareowners. Effective as of July 1, 2019, he will serve as Chairman of the Board and Chairman of the Executive Committee and will serve as a member of the Equity Awards Committee. He will not receive any additional compensation in his capacity as a Director.

On February 13, 2019, the Boards of Directors of Alliant Energy, IPL and WPL appointed Jillian C. Evanko as a member of the Boards effective February 25, 2019. Ms. Evanko will stand for election at the Alliant Energy 2019 Annual Meeting of Shareowners as a nominee for director to serve until the Company’s 2022 Annual Meeting of Shareowners. Ms. Evanko, 41, is the Chief Executive Officer, President and Chief Financial Officer, of Chart Industries, Inc., a diversified global manufacturer of highly engineered equipment, packaged solutions, and value-add services used throughout the gas to liquid cycle. She has served in this capacity since June 2018. Ms. Evanko joined Chart Industries in February 2017 as Vice President of Finance and then became Chief Financial Officer on March 1, 2017. Previously, she served as the Vice President and Chief Financial Officer of Truck-Lite Co., LLC, a provider of LED lighting and related accessories to the heavy-duty truck, trailer and commercial vehicle industries, since October 2016. Prior to her position at Truck-Lite Co., LLC, Ms. Evanko held multiple executive positions at Dover Corporation, a diversified global manufacturer, and its subsidiaries, including the role of Vice President and Chief Financial Officer of Dover Fluids since January 2014. Prior to joining Dover in 2004, Ms. Evanko worked in valuation services at Arthur Andersen, LLP and also held audit and accounting roles for Honeywell and Sony Corporation of America.

Effective as of February 25, 2019, Ms. Evanko will serve as a member of the Audit Committee and Operations Committee of each Board. She will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 9, 2018, except that for 2019 Board service, the annual retainer for service on all Boards will be $235,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: February 13, 2019	By:	/s/ James H. Gallegos
James H. Gallegos
Senior Vice President, General Counsel & Corporate Secretary

INTERSTATE POWER AND LIGHT COMPANY

Date: February 13, 2019	By:	/s/ James H. Gallegos
James H. Gallegos
Senior Vice President, General Counsel & Corporate Secretary

WISCONSIN POWER AND LIGHT COMPANY

Date: February 13, 2019	By:	/s/ James H. Gallegos
James H. Gallegos
Senior Vice President, General Counsel & Corporate Secretary